UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 14, 2008

MILLIPORE CORPORATION

(Exact name of registrant as specified in its charter)

MASSACHUSETTS	001-09781 (0-1052)	04-2170233
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Concord Road, Billerica, Massachusetts 01821

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone number, including area code: (978) 715-4321

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on February 14, 2008, the Management Development and Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Millipore Corporation (the “Company”) determined the following for eligible executive officers of the Company:

•	annual incentive payments for 2007 pursuant to the Millipore Incentive Plan (the “Incentive Plan”);

•	base salary increases for 2008; and

•	stock option and restricted stock unit grants.

Annual Incentive Program Payments and Base Salary Increases

The following table sets forth information regarding the annual incentive payment amounts for 2007 and the increased base salaries for 2008 for the Company’s principal executive officer, principal financial officer and the other executive officers who were included as the Named Executive Officers in the Company’s 2007 proxy statement:

Executive Officer	Title	2007 Incentive Payment ($)	2008 Base Salary ($) (1)

Martin D. Madaus	Chairman, President and Chief Executive Officer	488,000	875,000

Charles F. Wagner, Jr.	Vice President, Chief Financial Officer	206,902	385,250

Dominique F. Baly	Vice President, President of Bioscience Division	47,095	335,188

Jean-Paul Mangeolle	Vice President, President of Bioprocess Division	189,657	371,205

Jeffrey Rudin	Vice President, General Counsel	125,623	337,641

Kathleen B. Allen (2)	Vice President	132,002	N/A

(1)	Effective March 3, 2008.
(2)	Ms. Allen stepped down as our Chief Financial Officer (principal financial officer) effective on August 15, 2007 and continued her service to the Company as a corporate vice president until February 18, 2008, upon which date her employment with the Company ended. We previously disclosed the circumstances of this transition in our Current Report on Form 8-K filed with the SEC on May 2, 2007.

The Compensation Committee reviewed the results of financial operations for 2007 and approved the incentive payments for the eligible group (to be paid in March 2008). These payments are consistent with the financial performance metrics, relative weight and incentive opportunities as had been set for 2007, as described in detail in our Current Report on Form 8-K filed February 21, 2007.

Stock Options and Restricted Stock Units

The Compensation Committee granted equity compensation in the forms of stock options and restricted stock units to executive officers of the Company. The grants were made under the Company’s Amended and Restated 1999 Stock Incentive Plan (the “Equity Plan”), a copy of which has been previously filed as an exhibit to our Quarterly Report on Form 10-Q for the fiscal quarter ended July 2, 2005. The grants will be covered by separate award agreements.

The following table sets forth information regarding options to purchase shares of the Company’s common stock (“Options”) and restricted stock units (“RSUs”) granted under the Equity Plan to the Company’s principal executive officer, principal financial officer and certain of the other executive officers who were included as the Named Executive Officers in the Company’s 2007 proxy statement.

Executive Officer	Title	Number of Options	Number of RSUs

Martin D. Madaus	Chairman, President and Chief Executive Officer	120,364	22,043

Charles F. Wagner, Jr.	Vice President, Chief Financial Officer	22,067	6,062

Dominique F. Baly	Vice President, President of Bioscience Division	14,711	4,041

Jean-Paul Mangeolle	Vice President, President of Bioprocess Division	26,748	7,348

Jeffrey Rudin	Vice President, General Counsel	16,049	4,409

The Options awarded to the executives are non-qualified stock options and vest in one-quarter increments on each of the first four anniversaries of the grant date, or earlier upon certain events, subject to the executives’ continuing employment on those dates. The Options have a ten-year term and have an exercise price per share of $68.05, the fair market value of the Company’s common stock at the close of the date prior to the grant.

The RSUs were awarded to the executives under the Equity Plan provisions allowing for the granting of restricted stock units and vest in their entirety on February 14, 2011, or earlier upon certain events, subject to the executives’ continuing employment on those dates. Vested RSUs result in the delivery to the recipient of one share of the Company’s common stock per vested unit, or cash measured by the value of the stock, subject to adjustment under the Equity Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLIPORE CORPORATION

/s/ Charles F. Wagner, Jr.
Charles F. Wagner, Jr. Vice President and Chief Financial Officer

Date: February 19, 2008